Exhibit 1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6
*CUSIP:   21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of     May 15, 2004.....                                      $0.00
         Swap Receipt Amount.....                                  $221,180.56
         Scheduled Income received on securities.....              $771,093.75
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Swap Distribution Amount.....                            -$643,312.50
         Distribution to the Holders.....                         -$221,180.56
         Distribution to Depositor.....                           -$127,781.25
         Distribution to Trustee.....                                   -$0.00
Balance as of     August 15, 2004.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     May 15, 2004.....                                      $0.00
         Scheduled principal payment received on securities.....         $0.00

LESS:
       Distribution to Holders.....                                     -$0.00
Balance as of     August 15, 2004.....                                   $0.00


             UNDERLYING SECURITIES HELD AS OF     August 15, 2004

               Principal
                Amount                        Title of Security
               ---------                      -----------------
              $25,000,000       Goldman Sachs Capital I, 6.345% Capital
                                Securities due February 15, 2034
                                *CUSIP:        38143VAA7

CREDIT SUPPORT AS OF           August 15, 2004

               Notional
                Amount                        Title of Security
              ---------                       -----------------
                 $25,000,000    Swap Agreement Dated as of March 19, 2004
                                between the Trust and Lehman Brothers Special
                                Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.